UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018 (April 10, 2018)

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas 78746
(Address of principal executive offices)

(512) 347-7300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]
Item 1.01    Entry into a Material Definitive Agreement.
AVV Supplementary Agreement
As previously reported, on August 21, 2017, Victory Energy Corporation (“Victory”) entered into a transaction agreement (the “Transaction Agreement”) with Armacor Victory Ventures, LLC, a Delaware limited liability company (“AVV”), pursuant to which, among other things, AVV agreed to contribute to Victory $5,000,000 (the “Cash Contribution”), in exchange for which the Company issued 800,000 shares (the “Series B Stock”) of its newly designated Series B Convertible Preferred Stock. The closing of the Transaction Agreement also occurred on August 21, 2017. Payment of the entire Cash Contribution was to be made by AVV within three (3) business days following stockholder approval of certain amendments to Victory’s articles of incorporation and its satisfaction of certain other conditions specified in the Transaction Agreement. These conditions were satisfied by Victory effective November 24, 2017. To date, AVV has contributed a total of $255,000 to Victory, but has yet to make the entire Cash Contribution.
On April 10, 2018, Victory and AVV entered into a Supplementary Agreement (the “Supplementary Agreement”), pursuant to which the Series B Stock will be canceled and, in lieu thereof, Victory will issue to AVV 20,000,000 shares (the “AVV Shares”) of its common stock, $0.001 par value (the “Common Stock”). Under the terms of the Supplementary Agreement, so long as AVV is an affiliate of Victory, it shall not transfer or sell any securities of Victory that it holds, including the AVV Shares, except in accordance with Victory’s insider trading policy and subject to the terms of a lock up agreement. AVV must obtain the prior written consent of Victory (which consent will not be unreasonably withheld or delayed) to any transfer, assignment, sale, loan, short sale, giftover, pledge, encumbrance, hypothecation, exchange or other disposition of the AVV Shares or any other securities of Victory held by AVV other than sales of such AVV Shares or other securities in market transactions through the over-the-counter market or any national securities exchange on which Victory’s Common Stock then trades that are effected through broker-dealers who receive no more than customary commissions for effecting such sales.
The Supplementary Agreement contains certain covenants by AVV, including a covenant that AVV will use its best efforts to help facilitate approval of a proposed $5 million private placement of Victory’s common stock at a price per share of $0.75, which will include 50% warrant coverage at an exercise price of $0.75 per share (the “Proposed Private Placement”). AVV also covenants, among other things, to invest a minimum of $500,000 in the Proposed Private Placement.
Pursuant to the terms of the Supplementary Agreement, each of Victory, on the one hand, and AVV on the other hand, release and discharge the other party from all causes of action of any kind, at law or in equity, as of the date of the Supplementary Agreement.

The foregoing is a summary description of certain terms of the Supplementary Agreement, and, by its nature, is incomplete. A copy of the Supplementary Agreement is filed as Exhibit 10.1 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of the Supplementary Agreement.
VPEG Settlement and Mutual Release
As previously reported, in connection with the Transaction Agreement, on August 21, 2017, Victory entered into a loan agreement (the “Loan Agreement”) with Visionary Private Equity Group I, LP, a Missouri limited partnership (“VPEG”), pursuant to which VPEG loaned $500,000 to Victory, evidenced by a secured convertible original issue discount promissory note (the “VPEG Note”). As previously reported, Victory and VPEG subsequently entered into amendments to the Loan Agreement and the VPEG Note, dated October 11, 2017 and January 17, 2018. The Loan Agreement and the VPEG Note, as so amended, are collectively referred to below as the “VPEG Loan Documents.” The VPEG Loan documents, as so amended, provide VPEG with the option to loan additional amounts to Victory.
The VPEG Loan Documents reflect an original issue discount of $128,200 such that the principal amount of the VPEG Note is $1,410,200, notwithstanding the fact that the loan is in the amount of $1,282,000. The VPEG Note does not bear any interest in addition to the original issue discount, is secured by a security interest in all of Victory’s assets and matures on the date that is five business days following VPEG’s written demand for payment on the VPEG Note.
On April 10, 2018, Victory and VPEG entered into a settlement agreement and mutual release (the “Settlement Agreement”), pursuant to which (i) VPEG will release and discharge Victory from its obligations under the VPEG Loan Documents, (ii) the VPEG Loan Documents will be terminated, and (iii) Victory and VPEG will enter into a new debt agreement (described below) to satisfy Victory’s working capital needs pending consummation the Proposed Private Placement.
Pursuant to the Settlement Agreement, and in consideration and full satisfaction of the outstanding indebtedness of $1,410,200 under the VPEG Loan Documents, Victory will issue to VPEG (i) 1,880,267 shares of Common Stock (the “VPEG Shares”), and (ii) 1,880,267 five-year warrants to purchase Common Stock at an exercise price of $0.75 per share (the “VPEG Warrants” and, together with the VPEG Shares, the “VPEG Securities”), and containing a customary cashless exercise provision. If the actual price per share in the Proposed Private Placement is less than $0.75, the number of VPEG Shares will be adjusted upward proportionately, and the exercise price of the VPEG Warrants will be reduced, accordingly.
Pursuant to the terms of the Settlement Agreement, each of Victory, on the one hand, and VPEG on the other hand, release and discharge the other party from all causes of action of any kind, at law or in equity, as of the date of the Settlement Agreement.
The foregoing is a summary description of certain terms of the Settlement Agreement, and, by its nature, is incomplete. A copy of the Settlement Agreement is filed as Exhibit 10.2 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of the Settlement Agreement.
VPEG New Debt Agreement
On April 10, 2018, in connection with the Settlement Agreement, Victory and VPEG entered into a loan Agreement (the “New Debt Agreement”), pursuant to which VPEG may, in its sole discretion and upon written request from VPEG, loan to VPEG up to $2,000,000 upon the terms set forth therein. Any loan made pursuant to the New Debt Agreement will be evidenced by a secured convertible original issue discount promissory note (the “New Note”). The New Note will reflect a 10% original issue discount and will not bear any interest in addition to the original issue discount. The New Note will be secured by a security interest in all of Victory’s assets.

The New Note will contain standard events of default, including: (i) if Victory shall default in the payment of the principal amount as and when the same shall become due and payable, whether by acceleration or otherwise; or (ii) if Victory shall default in any material manner in the observance or performance of any covenants or agreements set forth in the New Note or the New Debt Agreement; or (iii) if Victory shall: (a) admit in writing its inability to pay its debts as they become due; (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for Victory or any of its property, or make a general assignment for the benefit of creditors; (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for our company or for any part of its property; or (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding (each an “Event of Default”). Upon the occurrence of an Event of Default, interest upon the unpaid principal amount shall begin to accrue at a rate equal to the lesser of (i) eight percent (8%) per annum or (ii) the maximum interest rate allowed from time to time under applicable law (the “Default Interest Rate”), and shall continue at the Default Interest Rate until the Event of Default is cured or full payment is made of the unpaid principal amount.
Under the terms of the New Note, VPEG will have the right, exercisable at any time from and after the maturity date and prior to payment in full of the principal amount, to convert all or any portion of the principal amount then outstanding, plus all accrued but unpaid interest at the Default Interest Rate (the “Default Interest”), into shares of Common Stock at a conversion price equal to $0.75 per share or, such lower price as shares of Common Stock are sold in the Proposed Private Placement. If VPEG exercises its right to convert the New Note into Common Stock, Victory will issue to VPEG on the date of such conversion a warrant to purchase a number of shares of Common Stock equal to the number of shares issuable upon such conversion of the New Note, the terms of which shall be mutually agreeable to the parties; provided that the warrant shall have a five (5) year term and the exercise price shall be $0.75 per share (or such lower exercise price per share of Common Stock as may be afforded to investors in the Proposed Private Placement) with the ability of VPEG to exercise the warrant on a cashless basis.
The foregoing is a summary description of certain terms of the New Debt Agreement and the New Note, and, by its nature, is incomplete. A copy of the New Debt Agreement and the form of New Note is filed as exhibit A to Exhibit 10.3 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of the New Debt Agreement and the New Note.
Item 1.02    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 regarding the termination of the VPEG Loan Documents is incorporated by reference into this Item 1.02.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 regarding the New Debt Agreement and the New Note is incorporated by reference into this Item 2.03.
Item 3.02    Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 regarding the issuance of the AVV Shares and the VPEG Securities is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Supplementary Agreement, dated April 10, 2018, between Victory Energy Corporation and Armacor Victory Ventures, LLC
10.2	Settlement Agreement and Mutual Release, dated April 10, 2018, between Victory Energy Corporation and Visionary Private Equity Group I, LP.
10.3	Loan Agreement, dated April 10, 2018, by and between Visionary Private Equity Group I, LP and Victory Energy Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICTORY ENERGY CORPORATION

Date: April 12, 2018	/s/ Kenneth Hill
Name: Kenneth Hill
Title: Chief Executive Officer